Exhibit 10.1

[Severance and Release]

                                  EpiCept Corp.
                                 270 Sylvan Ave.
                           Englewood Cliffs, NJ 07632

                                January 16, 2006

BY HAND

Earle Lockhart, M.D.
12 East 86th St. Apt. 1031
New York, NY 10028


Dear Earle:

           This agreement (the "Severance Agreement") sets forth the agreement between you and EpiCept Corp. (the Company) relating to your separation from employment with the Company.

           1. In consideration of the terms hereof, your employment by the Company will end effective as of the close of business, January 16, 2006.

           2. In addition to any salary payments owing for the final payroll period through January 16, 2006, any accrued vacation or paid time off and whatever vested rights you may have under any of the Company's benefit and stock option plans, subject to the terms and conditions described herein you shall receive an amount equal to four (4) months of your gross salary (the "Severance Payment"), which will be paid to you in a lump sum cash payment (less applicable withholding) on the day following the expiration of the revocation period set forth in Paragraph 7 hereof provided you have not revoked this Severance Agreement.

           3. Your participation, and if applicable your dependent(s)' coverage, under all employee benefit plans sponsored by the Company shall end as of last date of employment, provided, however, that you shall receive separate notification from the Company regarding your and your dependent(s)' right to continue participation in any group health care benefit plan sponsored by the Company at your and/or your dependent(s)' own expense under the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

           4. In consideration of the terms hereof, you have agreed to and do waive any claims you may have for employment by the Company and have agreed not to seek such employment or reemployment by the Company in the future. You have further agreed to and do release and forever discharge the Company or any of its affiliates and their respective officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to your employment by the Company or the termination thereof, including, but not limited to wrongful discharge, breach of contract, tort, fraud, defamation, claims arising under the Civil Rights laws, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, or any other federal, state or local law relating to employment or discrimination in employment, or otherwise. This release does not include your right to enforce the terms of this agreement. The company generally releases you pari passu, but excluding the company's right to enforce the terms of this agreement.

           5. This agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to your employment by the Company or the termination thereof except for continuation of



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any confidentiality, non-solicitation or non-compete agreements and/or covenants with the Company contained in any prior agreements. This agreement shall be binding upon your heirs and personal representatives, and the successors and assigns of the Company. This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to its conflict of law rules.

           6. You acknowledge that before entering into this agreement, you have had the opportunity to consult with any attorney or other advisor of your choice, and you have been advised to do so if you choose. You further acknowledge that you have entered into this agreement of your own free will, and that no promises or representations have been made to you by any person to induce you to enter into this agreement other than the express terms set forth herein. You further acknowledge that you have read this agreement and understand all of its terms, including the waiver and release of claims set forth in paragraph 4 above.

           7. If the foregoing is acceptable to you, please sign the annexed copy of this agreement and return it to me. You may take up to 21 days from today to consider, sign and return this agreement. In addition, you may revoke the agreement after signing it, but only by delivering a signed revocation notice to me within seven days of your signing this agreement.



                                                  Very truly yours,

                                                  /s/ Jack Talley
                                                  --------------------------
                                                  Jack Talley
                                                  Chief Executive Officer
                                                  EpiCept Corp.



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
Accepted and Agreed:

    /s/ Earle Lockhart
    --------------------------------
    Earle Lockhart



Date Signed:

    January 16, 2006

















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